Exhibit 10.10

FORM OF

FIRST AMENDMENT TO SUBSIDIARY GUARANTEE

This First Amendment to Subsidiary Guarantee (this “Amendment”) dated as of ______________, 2015, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the Purchaser (together with its permitted assigns, the “Purchaser”) signatory to that certain Securities Purchase Agreement, dated as of June 9, 2015, as amended, between Xenetic Biosciences, Inc., a Nevada corporation (the “Company”) and the Purchaser (the “Securities Purchase Agreement”) pursuant to which the Purchaser purchased from the Company a $3 million Ten Percent (10%) Senior Secured Collateralized Convertible Promissory Note (as amended, the “Original Note” or “Note”).

WHEREAS, the Guarantors are parties to that certain Subsidiary Guarantee, dated as of July 1, 2015 (as the same is being amended by this Amendment, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee”), pursuant to which the Guarantors guaranteed certain obligations of the Company including all obligations of the Company under the Original Note.

WHEREAS, the Company and AS Kevelt, a subsidiary of the Purchaser, have entered into that certain Asset Purchase Agreement, dated as of November [__], 2015 (the “Asset Purchase Agreement”), pursuant to which the Company will purchase certain assets of AS Kevelt and, as part of the transactions contemplated thereby, the Purchaser will purchase from the Company additional Ten Percent (10%) Senior Secured Collateralized Convertible Promissory Notes (the “New Notes”).

WHEREAS, the parties have amended certain provisions of the Securities Purchase Agreement (the “SPA Amendment”), to reflect the purchase of the New Notes and desire to amend certain provisions of the Subsidiary Guarantee to provide that the Guarantors shall guarantee the obligations of the Company under the New Notes as well as all other obligations of the Company originally guaranteed by the Subsidiary Guarantee.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantors agree as follows:

ARTICLE I.

Amendments and Reaffirmation

1.1          Amendments.

(a)          The introductory clause of Section 1 of the Subsidiary Guarantee is hereby deleted in its entirety and replaced with the following:

Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement, as amended by the SPA Amendment, shall have the meanings given such terms in the Securities Purchase Agreement as such terms may be amended by the SPA Amendment.

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(b)          The definition of “Obligations” set forth Section 1 of the Subsidiary Guarantee is hereby deleted in its entirety and replaced with the following:

“Obligations” means, in addition to all other costs and expenses of collection incurred by the Purchaser in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchaser, including, without limitation, all obligations under this Guarantee, the Note, the New Notes, the Security Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Purchaser as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Note and the New Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Note, the New Notes, the Security Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

1.2          Reaffirmation.

(a)          This Amendment has been duly executed and delivered for the benefit of or on behalf of each of the Guarantors and the Purchaser and constitutes, in all material respects, a legal, valid and binding obligation of each of the Guarantors, enforceable against such party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

(b)          After giving effect to this Amendment, the representations and warranties contained in the Subsidiary Guaranty and the other Transaction Documents are true and correct in all material respects. Except as set forth expressly herein, all terms of the Subsidiary Guarantee, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Guarantors.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

XENETIC BIOSCIENCES, INC.
By:__________________________________________ Name: M. Scott Maguire Title:

Xenetic Biosciences (UK) Limited
By:__________________________________________ Name: M. Scott Maguire Title:

Lipoxen Technologies Limited

By:__________________________________________

      Name: M. Scott Maguire

      Title:

Xenetic Bioscience, Incorporated

By:__________________________________________

      Name: M. Scott Maguire

      Title:

SymbioTec GmbH

By:__________________________________________

      Name: M. Scott Maguire

      Title:

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